Exhibit 99.1

FOR IMMEDIATE RELEASE

Tiptree Financial Inc. Announces Appointments of Lesley Goldwasser and Jonathan Ilany to Board of Directors

NEW YORK, NY – January 5, 2015 – Tiptree Financial Inc. (“Tiptree” or the “Company”) (NASDAQ: TIPT) today announced the appointments of Lesley Goldwasser and Jonathan Ilany to Tiptree’s Board of Directors, effective immediately. Today’s appointments fill a previous vacancy on the Board and increase Tiptree’s Board size from six directors to seven.

“Lesley’s addition to the Board provides Tiptree with significant added financial expertise, which should be valuable in driving our future corporate strategy,” remarked Michael G. Barnes, Chairman of the Board of Tiptree.  “In addition, we are pleased to welcome Jonathan back to the Board and expect he will make significant contributions as he did in his previous tenure.”

Ms. Goldwasser is a Managing Partner of GreensLedge Capital Markets LLC (“GreensLedge”). Prior to joining GreensLedge, Ms. Goldwasser was associated with Credit Suisse Group AG (“Credit Suisse”) as a Managing Director where she had global responsibility for the Hedge Fund Strategic Services unit. Before Credit Suisse, Ms. Goldwasser spent 12 years at Bear, Stearns & Co. Inc. (“Bear Stearns”) where she was co-head of Global Debt and Equity Capital Markets units and had global responsibility for structured products. Prior to her tenure at Bear Stearns, Ms. Goldwasser spent 12 years at Credit Suisse in a variety of management positions, including responsibility for both the Asset Backed and Non-Agency Mortgage Trading Desks. Ms. Goldwasser is a graduate of the University of Cape Town, South Africa.

Mr. Ilany is Executive Vice President, Head of Mortgage Finance and Asset Management of Tiptree and its subsidiary, Tiptree Operating Company, LLC, and a member of Tiptree’s management Executive Committee since October 1, 2014. Previously, Mr. Ilany was a member of the Board from August 2010 until September 15, 2014. Mr. Ilany served as a director of Rescap, a subsidiary of Ally Bank from November 2011 until December 2013. Since 2005, he has been a private investor and passive partner at Mariner Investment Group. Mr. Ilany was a partner at Mariner Investment Group from 2000 until 2005, responsible for hiring and setting up new trading groups, overseeing risk management, and serving as a senior member of the Investment Committee and Management Committee of the firm. From 1996 to 2000, Mr. Ilany was a private investor. Previously, he spent 13 years at Bear Stearns & Co. Inc. and also held positions at Merrill Lynch. From 1971 until 1975, Mr. Ilany served in the armored corps of the Israeli Defense Forces, and was honorably discharged holding the rank of First Lieutenant. Mr. Ilany received his B.A. and M.B.A. from the University of San Francisco.

About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in four industry segments: insurance and insurance services, specialty finance, asset management and real estate. Tiptree is publicly traded on the NASDAQ stock market (NASDAQ: TIPT). For additional information, please visit Tiptree’s website at www.tiptreefinancial.com.

Forward-looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Tiptree’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond Tiptree’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Tiptree’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of Tiptree’s forward-looking statements. Other unknown or unpredictable factors also could affect Tiptree’s actual results statements. Consequently, Tiptree’s actual performance could be materially different from the results described or anticipated by its forward-looking statements. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, Tiptree undertakes no obligation to update any forward-looking statements.

Contact:
Tiptree Financial Inc.
Investor Relations, 212-446-1400
ir@tiptreefinancial.com